INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this 10th day of September, 2013, between Advisers Investment Trust (the “Trust”), an Ohio business trust having its principal place of business at 4041 N. High Street, Suite 402, Columbus, Ohio 43214 on behalf of the Funds listed on Schedule A, and J O Hambro Capital Management Limited (the “Investment Adviser”), an investment adviser having its principal place of business at Ryder Court, 14 Ryder Street, London, United Kingdom SW1Y 6QB.

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Investment Adviser is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended, and is authorized and regulated by the Financial Conduct Authority in the United Kingdom; and

WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and administrative services to certain investment portfolios of the Trust and may retain the Investment Adviser to serve in such capacity with respect to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (each investment portfolio is individually referred to herein as a “Fund” and collectively as the “Funds”) and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows with respect to the Funds:

1.	Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Fund(s) for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A, which shall become effective upon its execution (subject to the approval procedures in Section 9) and shall supersede any Schedule A having an earlier date.

2.	Delivery of Documents. The Trust has furnished the Investment Adviser with copies, properly certified or authenticated, of each of the following:

(a)	the Trust’s Declaration of Trust, filed with the Secretary of State of Ohio on March 1, 2011, and any and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the “Declaration of Trust”);

(b)	the Trust’s By-Laws and any amendments thereto;

(c)	resolutions of the Trust’s Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

(d)	the Trust’s Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission (the “Commission”), and all amendments thereto;

(e)	the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and under the 1940 Act as filed with the Commission and all amendments thereto; and

(f)	the most recent Prospectus, Summary Prospectus and Statement of Additional Information of each of the Funds or the Trust, as applicable (such Prospectus, Summary Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively referred to as the “Prospectus”).

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3.	Management. Subject to the supervision of the Trust’s Board of Trustees, the Investment Adviser will provide a continuous investment program for the Fund(s), including investment research and management with respect to all securities and investments and cash equivalents in the Fund(s). The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Fund(s). The Investment Adviser will provide the services under this Agreement in accordance with each Fund’s investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust’s Board of Trustees. The Investment Adviser further agrees that it:

(a)	will use the same skill and care in providing such services as it uses in providing services to its other similar accounts for which it has investment responsibilities;

(b)	will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

(c)

will place or cause to be placed orders for a Fund either directly with the issuer or with any broker or dealer. Subject to the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, the Investment Adviser may effect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged, provided that the Investment Adviser determined in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer utilized by the Investment Adviser. However, a brokers or dealer’s sale or promotion of Fund shares shall not be a factor considered by the Investment Adviser or its personnel responsible for selecting brokers or dealers to effect securities transactions on behalf of the Fund(s), nor shall the Investment Adviser enter into any agreement or understanding under which it will direct brokerage transactions or revenue generated by those transactions to brokers or dealers to pay for distribution of Fund shares. In no instance will portfolio securities be purchased from or sold to the Trust’s principal underwriter, the Investment Adviser, or any affiliated person of the Trust, the Trust’s principal underwriter, or the Investment Adviser, except to the extent permitted by the 1940 Act and the Commission;

(d)	will maintain all books and records with respect to the securities transactions of the Fund(s) and will furnish the Trust’s Board of Trustees with such periodic and special reports as the Board may reasonably request; and

(e)	will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund(s), including a Fund’s prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. For the avoidance of doubt, the performance of the Fund(s) and related portfolio holdings shall not be treated as confidential. However, publication and distribution of such portfolio holdings must comply with the 1940 Act and other applicable laws. To the extent permitted under applicable law, performance and portfolio holdings may be used by the Investment Adviser to market the related strategy and/or to be combined in a performance composite.

The Investment Adviser may, subject to the approval of the Trust’s Board of Trustees, appoint a sub-adviser to provide the services contemplated hereunder; provided, however, that the Investment Adviser shall not be relieved of any of its obligations under this Agreement by the appointment of such sub-adviser and provided further, that the Investment Adviser shall be responsible, to the extent provided in Section 8 hereof for all acts of such sub-adviser as if such acts were its own.

4.	Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5.	Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund(s) are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. Notwithstanding the foregoing, the Investment Advisers may retain copies of any and all records necessary to comply with applicable law and regulation. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6.	Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Investment Adviser shall not be obligated under this Agreement to pay expenses of or for the Trust or any Fund not expressly assumed by the Investment Adviser in this Section 6 or as the Investment Adviser may voluntarily assume by separate written agreement.

The Trust also shall pay all brokers’ commissions and other charges relating to the purchase and sale of portfolio securities and other investments for the Fund(s). The Trust shall pay all expenses of its operation not specifically assumed by the Investment Adviser, including, but not limited to all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents, if any; all expenses in determination of daily price computations; all charges of legal counsel and of independent accountants; all compensation of Trustees other than those affiliated with the Investment Adviser and all expenses incurred in connection with their services to the Fund(s); all costs of borrowing money; all expenses of publication of notices and reports to its shareholders and to governmental bodies or regulatory agencies; all expenses of proxy solicitations of the Fund(s) or of the Board of Trustees (unless such expenses are a direct result of actions taken by the Investment Adviser); all expenses of shareholder meetings (unless such expenses are a direct result of actions taken by the Investment Adviser); all expenses of typesetting of the Funds’ prospectuses and of printing and mailing copies of the prospectuses furnished to each then-existing shareholder or beneficial owner; all taxes and fees payable to federal, state or other governmental agencies, domestic or foreign, all stamp or other taxes; all expenses of printing and mailing certificates for shares of the Fund(s); all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees; and all expenses of qualifying and maintaining qualification of shares of the Fund(s) under the securities laws of such United States jurisdictions as the Trust may from time to time reasonably designate; all expenses of maintaining the registration of the Trust under the 1933 Act and the 1940 Act.

7.	Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Fund(s) will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefore a fee as set forth on Schedule A hereto. The obligation of the Fund(s) to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in the Fund(s). The fee attributable to a Fund shall be the obligation of that particular Fund and not of any other Fund.

8.	Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement.

9.	Duration and Termination. This Agreement will become effective with respect to each Fund listed on Schedule A as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund and approved by the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until the end of September, 2015. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on 60 days’ written notice, without the payment of any penalty, by the Trust (by vote of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” shall have the same meanings as ascribed to such terms in the 1940 Act.

10.	Investment Adviser’s Representations. The Investment Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

11.	Use of Name. The Trust and the Investment Adviser acknowledge that all rights to the name “Advisers Investment Trust” or any variation thereof belong to the Trust. The Trust and the Investment Adviser acknowledge that all rights to the names “JOHCM” and “J O Hambro” or any variations thereof belong to the Investment Adviser and that the Trust is being granted a limited license to use “JOHCM” and “J O Hambro” in its name, in the name of any of the Funds or in the name of any class of shares. In the event that the Investment Adviser ceases to be an adviser to the Trust, the Trust’s right to the use of the names “JOHCM” and “J O Hambro” shall automatically cease on the ninetieth day following the termination of this Agreement. The right to “JOHCM” and “J O Hambro” may also be withdrawn by the Investment Adviser during the term of this Agreement upon ninety (90) days written notice by the Investment Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect, the Investment Adviser’s right to use the names “JOHCM” and “J O Hambro” in the name of, or in connection with, any other business enterprises with which the Investment Adviser is or may become associated. There is no charge to the Trust for the right to use this name.

12.	Confidentiality. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

For the purpose of this Agreement, Confidential Information shall mean NPPI (as defined below), any information identified by either party as “Confidential” and/or “Proprietary” or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning the other party.

Nonpublic personal information relating to shareholders of the Trust (“NPPI”) provided by, or at the direction of, the Trust to the Adviser, or collected or retained by the Investment Adviser in the course of performing its duties and responsibilities under this Agreement shall remain the sole property of the Trust. The Investment Adviser shall not give, sell or in any way transfer such Confidential Information to any person or entity, other than affiliates of the Investment Adviser except in connection with the performance of the Investment Adviser’s duties and responsibilities under this Agreement, at the direction of the Trust or as required or permitted by law (including applicable anti-money laundering laws). The Investment Adviser represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to shareholders of the Trust. The Investment Adviser represents to the Trust that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide the Trust with a copy of that statement annually.

The parties agree to comply with any and all regulations promulgated by the Commission or other applicable laws regarding the confidentiality of shareholder information.

The provisions of this Section shall survive the termination of this Agreement.

13.	Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Trust’s Board of Trustees, including a majority of the trustees who are not interested persons of the Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the 1940 Act by the Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

14.	Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Ohio.

15.	Miscellaneous. A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of Ohio, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Fund(s) by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Advisers Investment Trust

By: /s/ Dina A. Tantra

Name: Dina A. Tantra

Title: President

J O Hambro Capital Management Limited

By: /s/ M. Helen Vaughan

Name: M. Helen Vaughan

Title: Director

DATED: September 10, 2013

SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN ADVISERS INVESTMENT TRUST

AND

J O HAMBRO CAPITAL MANAGEMENT LIMITED

Name of Fund	Compensation*

JOHCM International Select Fund	Annual rate of 0.89 % of the average daily net assets of the Fund.

JOHCM Emerging Markets Opportunities Fund	Annual rate of 1.05 % of the average daily net assets of the Fund.

JOHCM Global Equity Fund	Annual rate of 0.95 % of the average daily net assets of the Fund.

JOHCM International Small Cap Equity Fund	Annual rate of 1.05 % of the average daily net assets of the Fund.

Advisers Investment Trust

By: /s/ Dina A. Tantra

Name: Dina A. Tantra

Title: President

J O Hambro Capital Management Limited

By: /s/ M. Helen Vaughan

Name: M. Helen Vaughan

Title: Director

*	All fees are computed daily and paid monthly.